SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------


                                    FORM 8-K



                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



           Date of Report (date of earliest event reported): April 22, 2003




                           EASTGROUP PROPERTIES, INC.
                        --------------------------------------
                  (Exact Name of Registrant as Specified in its Charter)





        Maryland                       1-7094                     13-2711135
-----------------------       --------------------------     -------------------
(State or Other Jurisdiction   (Commission File Number)      (IRS Employer
of Incorporation)                                            Identification No.)


        300 One Jackson Place, 188 East Capitol Street, Jackson, MS 39201
        -----------------------------------------------------------------
          (Address of Principal Executive Offices, including zip code)

                                  (601)354-3555
                 ----------------------------------------------------
                 (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

The following exhibits are filed with this Form 8-K:

99.1     Press Release dated April 22, 2003



ITEM 9. Regulation FD Disclosure (Information provided under Item 12 - Disclosure of Results of Operations and Financial Condition).

Pursuant to Securities and Exchange Commission Release No. 33-8216, dated March 27, 2003, the information provided herein required by Item 12 of Form 8-K is being filed under Item 9 of Form 8-K.

On April 22, 2003, we issued a press release, which sets forth our results of operations for the quarter ended March 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 22, 2003

                                    EASTGROUP PROPERTIES, INC.



                                    By:/s/ N. KEITH MCKEY
                                       -----------------------------------------
                                       N. Keith McKey
                                       Executive Vice President, Chief Financial
                                       Officer and Secretary

                                  Exhibit Index



Exhibit 99.1               Press Release dated April 22, 2003.

                                                                    Exhibit 99.1



FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555



                         EASTGROUP PROPERTIES ANNOUNCES
                           FIRST QUARTER 2003 RESULTS

o    Funds from Operations of $11.8 Million and $.61 Per Share
o    Net Income  Available to Common  Shareholders  of $3.2 Million and $.19 Per
     Share
o Paid 93rd Consecutive Quarterly Dividend, $.475 Per Share, Eleventh Consecutive Year of Dividend Increases
o    Percentage Leased 90.5%, Occupancy 89.8%
o    Development  Projects of $27.8 Million Under Construction or In Lease-Up
o    Debt-to-Total Market Capitalization of 38.4% at Quarter End


JACKSON, MISSISSIPPI, April 22, 2003 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three months ended March 31, 2003.

FUNDS FROM OPERATIONS

For the quarter ended March 31, 2003, funds from operations (FFO) was $.61 per share compared with $.63 per share in the same period of 2002, a decrease of 3.2% per share. Gain on securities was $.015 per share for the first quarter of 2003 and $.022 per share for the same period in 2002.

Property net operating income (PNOI) from same properties held for both the current and past reporting periods decreased .6%. Rental decreases on new and renewal leases averaged 2.8% for the quarter.

David H. Hoster II, President and CEO, stated, "During the first quarter, we signed 95 leases for almost 1.6 million square feet (8.5% of the portfolio) for both renewal and new leases. This is a definite positive given the continued sluggishness in the U.S. economy."

Mr. Hoster added, "In March, we increased our common share dividend 1.1% to $.475 per share ($1.90 per share annually), making 2003 the eleventh consecutive year of dividend growth."

EARNINGS PER SHARE

On a diluted per share basis, earnings per share (EPS) was $.19 for the three months ended March 31, 2003 compared with $.22 for the same period in 2002.

DEVELOPMENT

The incremental growth of EastGroup's current development program and 2002 property transfers to the portfolio has added PNOI of $632,000 to the first quarter of 2003. At March 31, 2003, EastGroup had seven development properties containing 510,000 square feet with a projected cost of approximately $27.8 million either in lease-up or under construction. Of this total, approximately 13% of the space had been leased as of April 22, 2003.

During the first quarter, EastGroup purchased 9.9 acres of land for new development in the World Houston International Business Center for $901,000. This Center is strategically situated at the main entrance to George H. Bush International Airport. EastGroup currently owns 1,136,000 square feet of industrial space that is 92.9% leased in World Houston, has 128,000 square feet in development lease-up and sufficient land to develop approximately another 900,000 square feet.

World Houston XIV (77,000 square feet) in Houston with total costs of $3,106,000 and Americas Ten Business Center I in El Paso (98,000 square feet) with total costs of $3,304,000 were transferred from development to the portfolio during the first quarter of 2003. These properties are currently 65% and 26% leased, respectively, with expected straight-line rent yields of 10.4% and 10.5%. In addition, the expansion of Chamberlain Distribution Center (34,000 square feet) in Tucson was transferred to the portfolio with costs of $1,345,000. Chamberlain expansion is currently 100% occupied with an expected straight-line rent yield of 12.4%.

SALES

During the first quarter, EastGroup sold Air Park Distribution Center II (17,000 square feet) in Memphis for $485,000. The transaction generated a small gain, which is recorded in discontinued operations. The sale of Air Park is part of our continuing program of recycling capital, and the sale proceeds will be reinvested in industrial assets in our core markets.

INVESTMENT IN REAL ESTATE INVESTMENT TRUSTS

EastGroup has a carrying amount of $122,000 in its ownership of 487,100 shares of Pacific Gulf Properties, which is in the final stage of liquidating its assets. During the first quarter, EastGroup sold all of its remaining investments in other REITs and realized gains of $282,000.

STRONG FINANCIAL POSITION

EastGroup's balance sheet continues to be strong and flexible with debt-to-total market capitalization of 38.4% at March 31, 2003. Total debt at March 31, 2003 was $328.0 million with floating rate bank debt comprising $81.2 million of that total.

DIVIDENDS

EastGroup paid dividends of $.475 per share of common stock in the first quarter of 2003, which represented 78% of funds from operations per diluted share for the quarter. This dividend was the 93rd consecutive quarterly distribution to EastGroup's common stockholders and represents an annualized dividend rate of $1.90 per share, which yields 7.2% on the closing stock price of $26.57 on April 21, 2003.

EastGroup also paid quarterly dividends of $.5625 per share on its Series A Preferred Stock and $.547 per share on its Series B Preferred Stock on April 15, 2003 to stockholders of record as of March 31, 2003.

OUTLOOK FOR 2003

FFO per share for 2003 is estimated to be in the range of $2.42 to $2.50. FFO per share projections by quarter for the remainder of 2003 are $.60 to $.62 for second quarter, $.60 to $.63 for third quarter and $.61 to $.64 for fourth quarter. Earnings per share for 2003 should be in the range of $.60 to $.70.

CONFERENCE CALL

EastGroup will host a conference call to discuss the results of its first quarter and review the Company's current operations on Wednesday, April 23, 2003, at 2:00 p.m. EDT. The number for the conference call is 1-800-553-3734, ID #3374602. A taped recording of the call can be accessed 24 hours a day through Wednesday, April 30, 2003 by dialing 1-888-211-2648; the passcode is 3374602.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available by request by calling the Company at 601-354-3555, or by accessing the report in the Reports Section of the Company's website at www.eastgroup.net.

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the acquisition, ownership and development of industrial properties in major Sunbelt markets throughout the United States. Its strategy for growth is based on its property portfolio orientation toward premier distribution facilities clustered near major transportation centers. EastGroup's portfolio currently includes 18.7 million square feet with an additional 510,000 square feet of properties under development. EastGroup Properties, Inc. press releases are also available on the Company's website.

FORWARD-LOOKING STATEMENTS

In addition to historical information, certain statements in this release are forward-looking, such as those pertaining to the Company's hopes, expectations, intentions, beliefs, strategies regarding the future, the anticipated performance of development and acquisition properties, capital resources, profitability and portfolio performance. Forward-looking statements involve numerous risks and uncertainties. The following factors, among others discussed herein, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, environmental uncertainties, risks related to disasters and the costs of insurance to protect from such disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. The success of the Company also depends upon the trends of the economy, including interest rates, income tax laws, governmental regulation, legislation, population changes and those risk factors discussed elsewhere in this release. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as the date hereof. The Company assumes no obligation to update forward-looking statements. See also the Company's reports to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                           EASTGROUP PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                              Three Months Ended
                                                                   March 31,
                                                  ------------------------------------------
                                                       2003                        2002
                                                  ------------------------------------------
REVENUES
Income from real estate operations                $     26,487                      24,872
Interest                                                     5                         136
Gain on securities                                         282                         421
Other                                                       69                         144
                                                  ------------------------------------------
                                                        26,843                      25,573
                                                  ------------------------------------------
EXPENSES
Operating expenses from real estate operations           7,960                       7,108
Interest                                                 4,698                       4,175
Depreciation and amortization                            7,295                       7,105
General and administrative                               1,239                       1,087
Minority interest in joint ventures                         99                          93
                                                  ------------------------------------------
                                                        21,291                      19,568
                                                  ------------------------------------------

INCOME BEFORE GAIN ON SALE OF
  REAL ESTATE INVESTMENTS                                5,552                       6,005
  Gain on sale of real estate investments                    -                          93
                                                  ------------------------------------------
INCOME FROM CONTINUING OPERATIONS                        5,552                       6,098
                                                  ------------------------------------------

DISCONTINUED OPERATIONS
  Income (loss) from real estate operations                 (2)                         12
  Gain on sale of real estate investments                  106                           -
                                                  ------------------------------------------
INCOME FROM DISCONTINUED OPERATIONS (A)                    104                          12
                                                  ------------------------------------------

NET INCOME                                               5,656                       6,110

Preferred dividends-Series A                               970                         970
Preferred dividends-Series B                             1,532                       1,532
                                                  -------------------------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS       $      3,154                       3,608
                                                  ===========================================

BASIC PER COMMON SHARE DATA
  Income from continuing operations               $       0.19                        0.23
  Income from discontinued operations                     0.01                        0.00
                                                  -------------------------------------------
  Net income available to common stockholders     $       0.20                        0.23
                                                  ===========================================

  Weighted average shares outstanding                   15,924                      15,772
                                                  ===========================================

DILUTED PER COMMON SHARE DATA
  Income from continuing operations               $       0.18                        0.22
  Income from discontinued operations                     0.01                        0.00
                                                  -------------------------------------------
  Net income available to common stockholders     $       0.19                        0.22
                                                  ===========================================

  Weighted average shares outstanding                   16,282                      16,166
                                                  ===========================================


(A) In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," income (loss) from discontinued operations represents the operations and gain (loss) on disposal for properties classified to held for sale subsequent to 12/31/01. Prior period amounts have been reclassified to be consistent with the 2003 presentation.

                         EASTGROUP PROPERTIES, INC.
          RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
                               (UNAUDITED)

                                                                                          Three Months Ended
                                                                                               March 31,
                                                                                --------------------------------------
                                                                                    2003                     2002
                                                                                --------------------------------------
RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME:

    Income from real estate operations                                          $   26,487                   24,872
    Operating expenses from real estate operations                                  (7,960)                  (7,108)
                                                                                --------------------------------------
PROPERTY NET OPERATING INCOME (PNOI) (A)                                            18,527                   17,764

    Interest income                                                                      5                      136
    Gain on securities                                                                 282                      421
    Other income                                                                        69                      144
    General and administrative expense                                              (1,239)                  (1,087)
                                                                                ---------------------------------------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)             17,644                   17,378

    Income (loss) from discontinued operations
      (before depreciation and amortization)                                            (2)                      32
    Interest expense (B)                                                            (4,698)                  (4,175)
    Minority interest in earnings                                                     (139)                    (136)
    Dividends on Series A preferred shares                                            (970)                    (970)
                                                                                ----------------------------------------

FUNDS FROM OPERATIONS (FFO) (A)                                                     11,835                   12,129

    Depreciation and amortization from continuing operations                        (7,295)                  (7,105)
    Depreciation and amortization from discontinued operations                           -                      (20)
    Share of joint venture depreciation and amortization                                40                       43
    Gain on sale of depreciable real estate investments                                106                       93
    Dividends on Series B convertible preferred shares                              (1,532)                  (1,532)
                                                                                -----------------------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                                          3,154                    3,608

    Dividends on preferred shares                                                    2,502                    2,502
                                                                                -----------------------------------------

NET INCOME                                                                      $    5,656                    6,110
                                                                                =========================================

DILUTED PER COMMON SHARE DATA: (C)

Income from continuing operations                                               $     0.18                     0.22
Income from discontinued operations                                                   0.01                     0.00
                                                                                -----------------------------------------
Net income available to common stockholders                                     $     0.19                     0.22
                                                                                =========================================
Weighted average shares outstanding                                                 16,282                   16,166
                                                                                =========================================

Funds from operations                                                           $     0.61                     0.63
                                                                                =========================================
Weighted average shares outstanding for FFO purposes                                19,464                   19,348
                                                                                =========================================

(A) The Company's chief decision makers use two primary measures of operating results in making decisions: property net operating income (PNOI), defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and funds from operations
(FFO). EastGroup defines funds from operations consistent with the National Association of Real Estate Investment Trusts (NAREIT) definition, as net income
(loss) (computed in accordance with accounting principles generally accepted in the United State of America (GAAP)), excluding gains or losses from sales of depreciable real estate property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company's investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry's calculations of PNOI and FFO provide supplemental indicators of the properties' performance since real estate values have historically risen or fallen with market conditions. PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITS. Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company's financial performance.

(B) Net of capitalized interest of $486,000 and $532,000 for the three months ended March 31, 2003 and 2002, respectively.

(C) Assumes dilutive effect of common stock equivalents.